UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 18, 2026

The Gabelli Dividend & Income Trust

(Exact name of registrant as specified in its charter)

Delaware	811-21423	80-0080998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, New York	10580-1422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 422-3554

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	GDV	New York Stock Exchange
Series H Cumulative Preferred Shares	GDV Pr H	New York Stock Exchange
Series K Cumulative Preferred Shares	GDV Pr K	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 18, 2026, the Gabelli Dividend & Income Trust (the “Fund”) adopted Amendment No. 3 to the Statement of Preferences of Series M Cumulative Term Preferred Shares (the “Series M Statement of Preferences Amendment”) establishing and fixing the rights and preferences of the Fund’s Series M Cumulative Term Preferred Shares (the “Series M Preferred Shares”). The Series M Statement of Preferences Amendment (i) extends the mandatory redemption date of the Series M Preferred Shares from December 26, 2026 to December 26, 2028 (the “New Mandatory Redemption Date”); (ii) provides for optional puts by holders of the Series M Preferred Shares on each of June 26, 2027, December 26, 2027, and June 26, 2028; and (iii) provides for a mandatory put by holders of the Series M Preferred Shares on December 26, 2026 (the “Mandatory Put Date”), subject to the right of holders to opt out of such mandatory put. As a result, holders of the Series M Preferred Shares who wish to have their shares purchased by the Fund pursuant to the mandatory put on the Mandatory Put Date will need to take no action. However, holders of the Series M Preferred Shares may continue to hold their shares through the New Mandatory Redemption Date by opting out of the mandatory put as provided in the Series M Statement of Preferences Amendment. Holders of the Series M Preferred Shares who opt out of the mandatory put will have the opportunity to tender their Series M Preferred Shares for purchase by the Fund on each of June 26, 2027, December 26, 2027, and June 26, 2028, pursuant to the optional puts. Additionally, pursuant to the Series M Statement of Preferences Amendment, an additional 20 million authorized and unissued common shares of beneficial interest of the Fund, par value $0.001 per share, have been designated as shares of Series M Preferred Shares, effective as of August 18, 2028. As a result, the Fund is authorized to issue up to a total of 50 million shares of Series M Preferred Shares.

As of August 18, 2026, the Fund had issued and outstanding 20,881,000 shares of Series M Preferred Shares and 29,119,000 shares of Series M Preferred Shares are available to be issued and sold.

A copy of the Series M Statement of Preferences Amendment is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amendment No. 3 to the Statement of Preferences of Series M Cumulative Term Preferred Shares
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GABELLI DIVIDEND & INCOME TRUST

Date: August 21, 2026	By:	/s/ John C. Ball
	Name:	John C. Ball
	Title:	President and Treasurer

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